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                                                                   EXHIBIT 10.20



                                  OFFICE LEASE

                9060 East Via Linda Co. Ltd. Limited Partnership

                                    Landlord

                                       and

                            PCS Health Systems, Inc.

                                     Tenant

                              Dated: April 18, 1997
                                     --------------


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                                  OFFICE LEASE


9060 EAST VIA LINDA CO. LTD. LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord"), hereby leases the Premises described below, for the Term and on the terms and conditions set forth in this Lease, to: PCS HEALTH SYSTEMS, INC., a Delaware corporation ("Tenant"), a wholly owned subsidiary of Eli Lilly and Company.


ARTICLE 1 SUMMARY OF BASIC TERMS

1.1 The Premises: Approximately 41,328 gross rentable square feet in the Building as illustrated on the attached Exhibit A, which includes an allocable share of the Common Areas. A floor plan for the floor(s) on which the Premises is located is attached as Exhibit A-1.

1.2 The Building: The building is located at 9060 East Via Linda Boulevard, Scottsdale, Arizona.

1.3 "Project" means the Building identified in Section 1.2, and all lands and facilities used in connection with the Building as reasonably determined from time to time by Landlord. A site plan for the Project in its current configuration is attached as Exhibit B.

1.4      Names of Guarantors: N/A

1.5      Security Deposit: N/A

1.6 The Term: 5 years, beginning on the Commencement Date and ending on the Expiration Date.

1.7 Commencement and Expiration Dates: April 1, 1998, and March 31, 2003, respectively.

1.8      Base Rent:

LEASE YEAR    ANNUAL BASE RENT    BASE RENT PER SQUARE FOOT    MONTHLY BASE RENT
----------    ----------------    -------------------------    -----------------

     1            $867,888               $21/sq. ft.                $72,324
     2            $867,888               $21/sq. ft.                $72,324
     3            $867,888               $21/sq. ft.                $72,324
     4            $909,216               $22/sq. ft.                $75,768
     5            $909,216               $22/sq. ft.                $75,768


1.9      Tenant's Proportionate Share: 38% (more fully described in Section 6.1)

1.10 (Building) Expense Stop: $707,063.50 ($6.50 per gross rentable square foot).

1.11     Description of Tenant's Business (Use): General office purposes.

1.12 Normal Business Hours: 6:00 a.m. to 6:00 p.m., Monday through Friday, 7:00 a.m. to 1:00 p.m. on Saturday excluding the following holidays:
         New Year's Day, Memorial Day, July Fourth, Labor Day, Thanksgiving Day and Christmas Day.

1.13     Tenant Improvement Allowance:   $206,640 ($5.00 per gross rentable
                                         square foot) due on the Commencement
                                         Date.

1.14     Tenant's Notice Address:    PCS Health Systems, Inc.
                                     c/o Eli Lilly and Company
                                     Strategic Real Estate
                                     Lilly Corporate Center
                                     Indianapolis, Indiana 46285
                                     Attn: Dominic C. Tumminello


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1.15     Landlord's Notice Address:  9060 East Via Linda Co. Ltd. Limited
                                     Partnership
                                     c/o The Mack Arizona Corporation
                                     5255 East Williams Circle, Suite 3400
                                     Tucson, Arizona 85711
                                     Attn: Ralph Henig

1.16     Tenant's Broker:     None

1.17     Landlord's Broker:   None


ARTICLE 2 DELIVERY, TERM AND CONSTRUCTION

2.1 Term. The Term of this Lease, and the dates of commencement and expiration of the Term, are set forth in Sections 1.6 and 1.7.

2.2 Memorandum. At the request of either party at any time following initial occupancy of the Premises by Tenant, Landlord and Tenant shall execute a written memorandum reflecting the date of initial occupancy and confirming the Commencement Date and Expiration Date.

2.3 Condition. Landlord shall have no obligation to make any improvements or alterations to the Premises or the Building whatsoever, and Tenant accepts the Premises in an AS IS condition.


ARTICLE 3 USE OF PREMISES

3.1 Permitted Uses. Tenant may use and occupy the Premises for the purposes set forth in Section 1.11 and for no other purpose whatsoever without Landlord's prior written consent.

3.2 Insurance Restrictions. Tenant shall not perform any act which would cause the cancellation of any insurance policies related to the Project. Tenant shall reimburse Landlord for any increases in insurance premiums paid by Landlord directly related to Tenant's use of the Premises or the manner of conduct of Tenant's Business if such use or manner of conduct is different from that customarily associated with the use described in Paragraph 1.11. Tenant shall also reimburse Landlord for any increases in insurance premiums in the event Tenant abandons the Premises.

3.3 Improvements. If solely due to the nature of Tenant's use of the Premises, improvements or alterations are necessary to comply with any requirements imposed by law or with the requirements of insurance carriers, Tenant shall pay the entire cost of the improvements or alterations.

3.4 Prohibitions. Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which would create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, noise or heat. Tenant shall not cause the safe floor loading capacity to be exceeded. Landlord reserves the right to prescribe the weight and position of all safes, machines and equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Tenant's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not disturb or interfere with the quiet enjoyment of the premises of any other tenant.

3.5 Common Areas. All of the portions of the Project made available by Landlord for use in common by tenants and their employees and invitees ("Common Areas") at all times shall remain subject to Landlord's exclusive control and Landlord shall be entitled to make such changes in the Common Areas as it deems appropriate. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building or the Project is commonly known. Tenant acknowledges that the existing cafeteria area in the Building is leased to Sentry Insurance, a Mutual Company and, notwithstanding anything to the contrary herein, such cafeteria area is not part of the Common Areas.

3.6 Rules and Regulations. Tenant shall comply and shall cause its employees to comply with the rules and regulations for the Project. The current rules and regulations are attached as Exhibit C. Landlord from time to


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time by notice to Tenant may amend the rules and regulations and establish other reasonable non-discriminatory rules and regulations for the Project, not inconsistent with the terms of this Lease.

3.7 Compliance with Law. Without in any manner limiting any other provision of this Lease, Tenant hereby represents and warrants and agrees:

         (a) to comply fully with all present and future federal, state and local laws, rules, orders, or regulations pertaining to its use and occupancy, health or the environment ("Environmental Laws"), including, without limitation, the comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and the Resource Conservation and Recovery Act of 1987, as amended ("RCRA").

         (b) that Tenant will not dispose of nor permit or acquiesce in the disposal of any waste (including, but not limited to, any paints, solvents, or paint thinners) products on, under or around the Premises.

         (c) to defend, indemnify and hold harmless Landlord and each mortgagee or deed of trust holder of the Premises for any and all costs, claims, demands, damages including attorneys' fees and court costs and investigatory and laboratory fees, related to any adverse health or environmental condition relating to the use of the Premises or the Project, including, without limitation, any adverse health or environmental condition (including without limitation any violation of Environmental Laws) occurring during the term of this Lease. This indemnification to Landlord shall survive the expiration or sooner termination of the Lease.

         (d) comply with all reporting obligations imposed under the Federal Emergency Planning and Community Right to Know Act of 1986 and any similar state or local laws, rules or regulations.

         (e) comply with all pretreatment requirements imposed by law with respect to the disposal of waste or effluent into the sanitary sewer system;

         (f) prevent any dumping, spillage, leakage or runoff of substances regulated by Environmental Laws ("Regulated Substances") which are brought onto the Premises or Project by Tenant or its agents, contractors, employees or invitees, into dry wells, storm drains, water retention areas, Common Areas or any areas where such substances could be absorbed into the soil. It is understood and agreed that the provisions contained in this Article shall be applicable notwithstanding the fact that any substance shall not be deemed a Regulated Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Regulated Substance;

         (g) obtain and maintain all permits required by federal, state or local laws, rules or regulations;

         (h) prepare, and upon request provide a copy to Landlord of, all response plans required by applicable law; and

         (i) not keep, store, or use within the Premises any Regulated Substances except small quantities that are reasonably necessary for Tenant's business, and customarily associated with office usage, such as copier supplies, provided that the storage, use, and disposal of such substances comply with all Environmental Laws.

3.8 [Intentionally deleted]

3.9 Parking. Tenant shall receive the following parking spaces: 168 assigned parking spaces (100 covered and 68 uncovered). If any vehicle of Tenant, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Areas other than the employee parking area(s) designated therefor by Landlord, Tenant shall pay to Landlord such reasonable penalty as may be fixed by Landlord from time to time. Landlord reserves the right to reassign assigned parking to comparable facilities in connection with any modification to the Building permitted pursuant to this lease. Nothing contained herein shall be deemed to impose any obligation on Landlord to police the parking area.

3.10 Keys. Locks and Access Cards. No additional locks shall be allowed on any door of the Premises without Landlord's permission. Notwithstanding anything to the contrary herein, Tenant may maintain its current security system, provided that Landlord shall, at all times, have access to the Premises. Upon termination of this Lease, Tenant shall surrender to Landlord all keys of the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

ARTICLE 4 SECURITY DEPOSIT AND GUARANTIES. In the event any security is required to be deposited pursuant to the terms of this Lease and in the event Landlord uses any of said security deposit to cure Tenant's default(s) or meet any of the Tenant's obligations, Tenant covenants upon demand replace the amount utilized. In


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the vent of a bona fide sale, subject to this Lease, Landlord shall have the right to transfer the security to the vendee, and Landlord shall be considered released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new Landlord for the return of said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited as provided herein shall not be mortgaged, assigned or encumbered by tenant without the written consent of Landlord.

         In the event of the insolvency of Tenant, or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of Arizona or the United States of America, then in such event, Landlord may require the Tenant to deposit security in the amount specified in Subsection 9(a) to adequately assure Tenant's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of tenant to deposit the security required by this Section within ten (10) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

ARTICLE 5 RENT

5.1 Base Rent. Tenant shall pay to Landlord, in advance, on the first day of each calendar month, beginning on the Commencement Date, Base Rent in the amount set forth in Section 1.8.

5.2 Late Charges. Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "Late Charge" equal to five (5%) percent which late charge shall be assessed on any installment of Rent or any other sums due hereunder paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. Tenant shall not be charged a Late Charge the first two times Tenant is late during each calendar year of the Term until Tenant, as to such two (2) times each calendar year, is given five (5) days' notice and opportunity to cure said nonpayment within said notice period and fails to cure said nonpayment within said time.

5.3 Excise Taxes. Tenant shall pay to Landlord all sales, use, transaction privilege, rental or other excise tax levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

5.4 Obligations Are Rent. All amounts payable to Landlord under this Lease constitute rent and shall be payable without notice, demand, deduction or offset to such person and at such place as Landlord may from time to time designate by written notice to Tenant. Until further notice, all such payments shall be made to Landlord at 370 West Passaic Street, Rochelle Park, New Jersey 07661.

5.5 Proration. Base Rent payable with respect to a period consisting of less than a full calendar month shall be prorated based on a thirty (30) day month.

ARTICLE 6 OPERATING COSTS

6.1 Tenant's Share/Payment. Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Costs for each calendar year in excess of the Expense Stop as set forth in Section 1.10. Tenant's Proportionate Share, wherever that phrase is used, shall be 38(%) percent, which the parties agree reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Tenant (including an allocable share of all Common Areas) as set forth in Section 1.1 (the numerator) plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Building), (the denominator), measured outside wall to outside wall but excluding therefrom any storage areas. Landlord shall have the right to make changes or revisions in the Common Areas so as to provide additional leasing area so long as such changes or revisions do not materially and unreasonably interfere with Tenant's access to the Premises or Tenant's use of the Premises or the visibility of the Premises. Landlord shall also have the right to construct additional buildings on the Land on which the Building is located for such purposes as Landlord may deem appropriate so long as such additional buildings do not materially and unreasonably interfere with Tenant's access to the Premises or Tenant's use of the Premises or the visibility of the Premises, and subdivide the lands for that purpose if necessary, and upon so doing, the land on which the Building is located shall become the subdivided lot on which the Building in which the premises is located. If any service provided for or any utility provided for herein is separately billed or separately metered within the Building, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the variable lost adjustment set forth herein. Tenant understands that as a result of changes in the layout of the Common Areas from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred (100%) percent.


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         At any time, and from time to time, Landlord shall advise tenant in writing of Tenant's Proportionate Share for the current Lease Year and for each succeeding Lease year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months as then known to Landlord, and thereafter, Tenant shall pay as additional rent, Tenant's Proportionate Share, as hereinafter defined, of the excess of the Operating Costs over the Expense Stop in equal monthly installments on the first day of each month, such new rates being applied to any months for which the Base Rent shall have already been paid, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding installment of Base Rent, all subject to final adjustment at the expiration of each "Lease Year" or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve (12) months. As used in this Lease, "Lease year" means the twelve (12) month period commencing on the Commencement Date and each twelve (12) month period thereafter notwithstanding anything to the contrary, Landlord reserves the right to calendarize billing and payment in order to establish operating consistency.

6.2 Books and Records Right to Review/Reconciliation. For the protection of Tenant, Landlord shall maintain books of account which shall be open to Tenant and its representatives, at all reasonable times so that Tenant can determine that such Operating Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Landlord and Tenant shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Tenant shall pay to Landlord the sum billed by Landlord subject to its ultimate resolution as aforesaid. Once Landlord shall have finally determined said Operating Costs at the expiration of a calendar year, then as to the item so established, Tenant shall only be entitled to dispute said charge as finally established for a period of twelve (12) months after such charge is finally established, and Tenant specifically waives any right to dispute any such charge at the expiration of said twelve (12) month period. Any difference between Tenant's obligation and the amounts paid by Tenant on account shall be paid or credited, as the case may be, within fifteen days after the statement is provided. Late delivery of the annual statement of Operating Costs shall not relieve Tenant of any obligation with respect to payment of Tenant's Proportionate Share of the Operating Costs or Base Rent.

6.3 Partial Year Proration; Variable Cost Adjustment. During the first and last years of the Term, Tenant's responsibility for Operating Costs shall be adjusted in the proportion that the number of days of that calendar year during which the Lease is in effect bears to 365. Tenant's obligations under this Article 6 for the payment of Operating Costs during the Lease Term, including the payment of any deficiency as described in Section 6.2, shall survive the expiration or termination of this Lease. If the mean level of occupancy of the Building during a calendar year is less than 100% of the rentable area, the Operating Costs shall be adjusted to reflect the fact that some costs, such as HVAC and janitorial services, vary with level of occupancy while other costs, such as real estate taxes, may not. In order to allocate those variable costs to occupied space while allocating non-variable costs to occupied and unoccupied space alike, Landlord shall determine what the total Operating Costs would have been had the Building been at least 100% occupied during the entire calendar year on the average, and that adjusted total shall be the figure employed in the calculations described in Sections 6.1, 6.2 and this Section 6.3.

6.4 "Operating Costs" consist of all costs of operating, maintaining and repairing the Project, including, without limitation, the following:

         (a) Premiums for property, casualty, liability, rent interruption or other insurance and any permitted deductibles to the extent of any losses required to be paid by Landlord as a result of said deductibles.

         (b) Salaries, wages and other amounts paid or payable for personnel of Landlord involved in the maintenance and operation of the Project, and the total charges of any independent contractors or managers engaged in the repair, care, maintenance, painting, and cleaning of any portion of the Project.

         (c) Cleaning, including sweeping of parking areas and removal of snow and ice.

         (d) Landscaping, including irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

         (e) Utilities, including fuel, gas, electricity, water, sewer, telephone, and other services.

         (f) Maintaining, operating, repairing and replacing equipment used in the maintenance, operation, repair and replacement of any portion of the Project.

         (g) Other items of repair or maintenance of the Project.


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         (h) Policing and security for the Project.

         (i) The cost of the rental of any equipment and the cost of supplies used in the maintenance and operation of the Project.

         (j) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project.

         (k) Costs of capital expenditures incurred for the purpose of reducing Operating Costs, and costs of improvements, repairs, or replacements which otherwise constitute Operating Costs under this Article but which are properly charged to capital accounts shall not be included in Operating Costs in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount shall be included in Operating Costs.

         (l) A fee for the administration and management of the Project not to exceed 3% of the gross Building Rent.

         (m) Costs of alterations or modifications to the Project necessary to comply with requirements of applicable law of which Landlord has not received notice of violation of prior to the Commencement Date; provided, however, that if any of such costs are for the replacement, alteration, modification or construction of a capital improvement, such costs shall be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principals, and only the annual amortization amount shall be included in Operating Costs;

         (n) General and special real and personal property taxes, assessments, and association dues for the Project and expenses incurred in successful efforts to reduce taxes, assessments or association dues;

         (o) Sums levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or reduction or control of motor vehicle traffic, or motor vehicle pollution; and

         (p) All other items properly constituting direct operating costs according to standard accounting practices.

6.5 Exclusions. Notwithstanding anything to the contrary in Section 6.4, "Operating Costs" shall not include:

         (a) Amounts reimbursed by other sources, such as insurance proceeds, equipment warranties, judgments or settlements.

         (b) Utilities or other expenses paid directly by tenants to suppliers or paid by tenants to Landlord for separately metered or special services such as after-hours air conditioning services.

         (c) Ground rents.

         (d) Payments on any mortgage or other encumbrance.

         (e) Construction of tenant improvements.

         (f) Leasing commissions.

         (g) General overhead and administrative expenses of Landlord not directly related to the operation of the Project.

         (h) Costs of negotiating or enforcing leases of other tenants.


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ARTICLE 7 TAXES

7.1 Landlord shall pay before delinquent all general and special real property taxes assessed or levied on the Project, subject to reimbursement to the extent provided under Article 6.

7.2 Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from (a) the conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property.

ARTICLE 8 INSURANCE AND INDEMNITY

8.1 Insurance Policies. Tenant shall, at its expense, take out and keep in full force and effect the following insurance:

         (a) All-risk property insurance including sprinkler leakage in an amount equal to the full replacement cost of all property owned by Tenant.

         (b) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to preventing or denial of access to the Premises, Building or Project as a result of such perils.

         (c) Plate glass insurance coverage.

         (d) Comprehensive liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant, including coverage for "premises/operations", "products and completed operations", and "blanket contractual" liabilities, written on an occurrence basis with limits not less than $5,000,000, combined single limit, bodily injury and property damage naming Landlord, its agents, affiliates, contract property manger, and Landlord's mortgage or trust deed holder as additional insureds.

         (e) At all times during the Lease Term, Tenant shall procure and maintain workers' compensation insurance in accordance with applicable law and employer's liability insurance with a limit not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease - each person; and $1,000,000 bodily injury by disease - policy limit.

         (f) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground lessors sad coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

8.2 Policy Requirements. Tenant's insurance policies shall:

         (a) where applicable, contain the mortgagee's standard mortgage clause and in any event a waiver of any subrogation rights which Tenant's insurers may have against Landlord and against those for whom the Landlord is in law responsible;

         (b) be taken out with insurers licensed by the State of Arizona which are reasonably acceptable to Landlord but having a policy holder's service rating of at least A and a financial strength ratio of X in A.M. Best's Rating Guide and be in a form satisfactory from time to time to Landlord;

         (c) be non-contributing and apply as primary and not as excess to, any other insurance available to the Landlord;

         (d) not be invalidated with respect to the interests of the Landlord and the holder of any encumbrance on the Project by reason of any breach or violation by Tenant of any warranties, representations, declarations or conditions contained in the policies;

         (e) contain an undertaking by the insurers to notify the Landlord, and the holder of any encumbrance on the Project designated by Landlord, in writing not less than thirty days prior to any material change, cancellation or termination; and

         (f) be satisfactory in form, substance, limits, deductibles and retention's to Landlord.


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8.3 Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance not less than fifteen (15) days prior to the Commencement Date and (b) periodically thereafter before expiration, renewal or replacement of the policies then in force. Such insurance policy or certificate will unequivocally provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided, a policy shall be furnished by Landlord within thirty (30) days of the Commencement Date. The aforesaid insurance shall be written with no deductible except as may be consented to by Landlord. No review or approval of any such insurance certificate by Landlord shall derogate or diminish Landlord's rights or Tenant's obligations. Tenant shall not take possession of the Premises without having complied with the requirements of this Section.

8.4 Indemnity and Exculpation. Tenant shall defend, indemnify and hold Landlord harmless, regardless of any negligence imputed to Landlord as owner of the real property involved in an injury, from and against any and all loss, claims, actions, damages, liability and expense (including, but not limited to, attorneys' fees and insurance deductibles) in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising directly or indirectly from or out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises, or any act or omission of Tenant, its agents, servants, employees or invitees. Tenant shall not be required, however, to indemnify Landlord against a claim arising from Landlord's active negligence or willful misconduct. Landlord shall not be liable to Tenant for any loss suffered by Tenant under any circumstances, including but not limited to (i) that arising from the negligence of Landlord, its agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Premises and/or the Building including the structural and nonstructural portions thereof; or (ii) loss of injury to Tenant or to property or that for which Tenant is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) that which results from or is incidental to Tenant's the furnishings of or failure to furnish or the interruption in connection with the furnishings of any service which Landlord is obligated to furnish pursuant to this Lease; or (iv) that which results from any inspection, repair, alteration, or addition or the failure thereof undertaken or failed to be undertaken by Landlord; or (v) any interruption to Tenant's business, however occurring.

         The aforesaid exculpatory Section is to induce the Landlord, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Tenant either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease) thereby permitted potential costs savings in connection with the Operating Costs borne by Tenant pursuant to this Lease.

         The indemnification of Landlord by Tenant provided for in this Section
8.4 shall not include any matter to the extent for which Landlord has received insurance proceeds covering Landlord's loss, claims, actions, damages, liability and expense (including, but not limited to, attorneys' fees and insurance deductibles). Notwithstanding the preceding, until Landlord receives insurance proceeds sufficient to make Landlord whole, the terms of this indemnity from Tenant to Landlord shall be in full force and effect. Notwithstanding anything to the contrary, if Landlord's loss, claims, actions, damages, liability and expense (including, but not limited to, attorneys' fees and insurance deductibles) exceeds any insurance proceeds received by Landlord or if Landlord has not received any insurance proceeds for such matters, Tenant shall fully indemnify Landlord for such matters as provided herein.

8.5 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the partners, officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of the other under its control to the extent that such loss or damages is insured against under any insurance policy in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.6 Landlord's Policies. No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and Tenant shall not be entitled to share or receive proceeds of any insurance policy carried by Landlord.


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


ARTICLE 9 FIRE AND CASUALTY

9.1 Termination Rights. If all or part of the Premises is rendered untenantable by damage from fire or other casualty which in Landlord's opinion cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 240 days from the date of the fire or other casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not later than ten days after notice of such determination is given by Landlord. In the event of any casualty damage to the Premises rendering the same untenantable, Landlord shall give Tenant written notice within sixty (60) days after the date of such damage setting forth Landlord's best estimate of the time reasonably necessary to repair and restore the Premises and the estimated dates by which such repair will be commenced and completed.

9.2 Restoration. If in Landlord's opinion the damage caused by the fire or casualty can be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 240 days from the date of the fire or other casualty, or if neither party exercises its right to terminate under Section 9.1, Landlord shall, but only to the extent that insurance proceeds are available therefor, repair such damage other than damage to furniture, chattels or trade fixtures which do not belong to the Landlord, which shall be repaired forthwith by Tenant at its own expense.

9.3 Abatement. During any period of restoration, the Base Rent payable by Tenant shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of casualty until completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

9.4 Demolition of Project. Notwithstanding anything to the contrary in Section 9.1, if all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the opinion of Landlord the Project must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of the casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty days after the date of the fire or casualty.

9.5 Agreed Remedies. Except as specifically provided in this Article, there shall be no reduction of rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Project or the Premises.

Tenant waives any statutory or other rights of termination by reason of fire or other casualty, it being the intention of the parties to provide specifically and exclusively in this Article for the rights of the parties with respect to termination of this Lease as a result of a casualty.

ARTICLE 10 CONDEMNATION

10.1 Automatic Termination. If during the Term all or any material part of the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date when title vests pursuant to such taking. The Base Rent, and any other sums due hereunder, shall be apportioned as of said termination date. In the event of a partial taking which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Base Rent and any other sums due hereunder, and an equitable adjustment reducing the operating costs, depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder. Except for any award specifically attributed by the condemning authority to loss or damage to Tenant's trade fixtures and removable personal property or to Tenants relocation costs, Tenant shall not be entitled to any part of the award for such taking.

10.2 Optional Termination. If during the term any part of the Project is taken or purchased by right of eminent domain or in lieu of condemnation, whether or not the Premises are directly affected, then if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Project is necessary or desirable as a result thereof, or the amount of parking available to the Project is materially and adversely affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty days written notice of such termination.

10.3 Award. Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award of compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.

ARTICLE 11 MAINTENANCE

11.1 By Tenant. Tenant shall maintain equipment, alterations or other improvements whether constructed for Tenant's initial occupancy or made subsequently pursuant to Article 15, such as supplemental or special cooling systems not consistent with building standard tenant improvements as established by the Landlord. If Tenant does not comply with its obligations under this Article, Landlord may, but need not, make such repairs and replacements or obtain such service contracts, and Tenant shall pay Landlord the cost thereof upon demand. With respect to any improvements required due to the manner in which Tenant uses the Premises, Tenant also shall make such repairs and alterations necessary to comply with any current or future requirements of any governmental or quasi-governmental authority having jurisdiction, provided Landlord has not received notice of violation of such laws or requirements prior to the Commencement Date.

11.2 By Landlord. Landlord shall, without reimbursement from Tenant, pay for any repairs and alterations necessary to comply with any current or future requirements of any governmental or quasi-governmental authority having jurisdiction, provided Landlord shall have received notice of violation of such laws or requirements prior to the Commencement Date. Landlord shall, at Tenant's expense, maintain the Premises and the improvements thereon (including all doors, plate glass, and heating, air conditioning, ventilation, electrical and plumbing systems serving the Premises), in good condition and repair subject to reimbursement to the extent provided in Article 6. Landlord shall provide janitorial services to the extent set forth on Exhibit D attached hereto. Landlord shall maintain the Project and all Common Areas in good condition and repair in accordance with standards then prevailing for comparable properties of like age and character, the cost of which is to be included as an Operating Cost, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, in which case the Landlord shall nevertheless make the repairs but Tenant shall pay to Landlord, immediately upon demand, the costs relating thereto. Landlord shall not be liable or responsible for breakdowns or temporary interruptions in access or utilities nor for interference with Tenant's business or Tenant's access to the Premises during the course of repairs or remedial work. Landlord shall use reasonable efforts to make repairs in a manner designed to minimize interference with Tenant's business operations or access to the Premises.

ARTICLE 12 ACCESS/UTILITIES

12.1 24-Hour Access. Tenant, its employees, agents, and invitees shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, but this shall not be construed as authorization to make use of the services set forth herein beyond the normal Business Hours without reimbursing Landlord for the cost thereof, and shall be subject to any governmental or municipal laws and regulations with respect to said 24-hour, seven (7) day a week access. Landlord may, however, restrict access by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification. Landlord may temporarily close the Building if reasonably required because of a life-threatening or Building-threatening situation. Landlord shall use its best efforts to close the Building during nonbusiness hours only.

12.2 Standard Services. During Normal Business Hours, Landlord shall supply to the Premises electrical power for lighting, for the operation of heating, ventilation and air conditioning equipment, and for the operation of normal small office equipment and shall supply water and sewer services for any plumbing facilities in the Premises. Extra services beyond that in this Section
12.2 are not included in the Base Rent or the Expense Stop and Tenant shall pay Landlord upon demand for any lighting or heating, ventilation and air conditioning provided outside of Normal Business Hours in accordance with
Section 12.3:

12.3 Extra Services. Whenever Landlord knows that any tenant (including Tenant) is using extra services because of either nonbusiness-hours use or electricity consumption in excess of the Landlord's standard electric service, Landlord will directly charge that tenant for the extra use. Extra services include:

         (a) NonBusiness Hours Use. HVAC and electricity required by Tenant during nonbusiness hours shall be supplied upon 24 hours advance verbal notice. If more than one tenant directly benefits from these services then the cost shall be allocated proportionately between or among the benefiting tenants based upon the amount of time each tenant benefits and the rentable square footage each leases.

         (b) Excess Utility Use. Tenant shall not place or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, personal computers, adding machines, reproduction machines, and other machinery and equipment normally used in offices, unless Tenant receives Landlord's advance written consent. Landlord shall not unreasonably withhold or delay its consent. But Landlord may require payment for the extra use of electricity caused by operating this equipment or machinery. Landlord may require that special, high electricity consumption installations of Tenant such as computer or reproduction facilities (except personal computers or normal office photocopy machines) be separately sub-metered for electrical consumption at Tenant's cost.

         (c) Payment. Tenant's charges for the utilities provided under (a) and
(b) above shall be one hundred and fifteen (115%) percent of Landlord's actual cost of utilities consumption to cover Landlord for its utility costs incurred, overtime personnel and service charges for nonbusiness hours use, and the depreciation, wear and tear on Landlord's equipment and machinery. The actual cost of the utilities consumption, to the extent not separately submetered at Tenant's sole cost and expense, shall be determined either by (i) the installation of submeters by Landlord, at Tenant's expense or (ii) by survey as follows:

                  Tenant agrees that an independent engineering consultant selected by Landlord, but to be paid by Tenant, shall make a survey of the power demand of the utilities provided under (a) and (b) above used in the Premises to determine the excess consumption thereof. After Landlord's consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, the amount determined by said consultant as due and owing from Tenant, for the period commencing with said excess use through the period covered by said report. Thereafter, Tenant shall pay said costs of such excess use, monthly in arrears, on the first day of the next succeeding month, the cost thereof to be increased or decreased in proportion to rate changes (including demand surcharges) in effect from time to time measured against the rate in effect at the time the survey was conducted. Proportionate sums shall be payable for periods of less than a full month.

                  The decision on whether extra services are to be made by submetering or survey shall be determined by Landlord in its sole and absolute discretion.

                  Notwithstanding anything to the contrary herein, Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord. Any interruption shall not:

         (a) be considered an eviction or disturbance of Tenant's use and possession of the Premises;

         (b)      make Landlord liable to Tenant for damages;

         (c) abate Base Rent or any other obligations pursuant to this Lease; or

         (d)      relieve Tenant from performing Tenant's Lease obligations.

         Tenant shall pay Landlord upon demand for any utility costs attributable to any special or supplemental cooling systems or other special equipment as established by Landlord. Any other utilities provided to the Premises, including telephone services, shall be arranged directly by Tenant with the utility supplier, including the posting of any required deposits, and paid directly to the utility supplier when due.

ARTICLE 13 LANDLORD RIGHT OF ENTRY

Upon reasonable notice to Tenant, Landlord shall have access to the Premises for purposes of showing the Premises to current or prospective lenders, to prospective purchasers of the Project, and, during the twelve-month period preceding the expiration of the term of this Lease, to prospective tenants. Landlord shall at all times have access to the Premises for purposes of inspection and performing Landlord's obligations and exercising its rights under this Lease, provided Landlord shall use reasonable efforts to make repairs in a manner designed to minimize interference with Tenant's business operations or access to the Premises.

ARTICLE 14 SIGNS

Tenant shall not place or permit to be placed any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Premises or anywhere in the interior of the Premises which is visible from the outside of the Premises without Landlord's prior written approval. All of Tenant's signs shall be subject to Landlord's prior approval.

ARTICLE 15 TENANT ALTERATIONS


15.1 Tenant Alterations. Tenant may from time to time at its own expense make changes, additions and improvements in the Premises, provided that any such change, addition or improvement shall:

         (a) comply with the requirements of any governmental or quasi-governmental authority having jurisdiction (including, without limitation, the Americans with Disabilities Act), with the requirements of Landlord's insurance carriers, and with Landlord's safety and access requirements, including restrictions on flammable materials and elevator usage;

         (b) not be commenced until Landlord has received satisfactory evidence that all required permits have been obtained;

         (c) be made only with the prior written consent of Landlord (which may be withheld in Landlord's sole discretion, to the extent it relates in Landlord's opinion to the structure or electrical, HVAC, plumbing or sprinkler systems of the Building, but which otherwise shall not be unreasonably withheld). Notwithstanding the foregoing, Landlord's consent shall not be required for cosmetic alterations, or improvements;

         (d) be constructed in good workmanlike manner and conform to complete working drawings prepared by a licensed architect and submitted to and approved by Landlord;

         (e) be of a quality that equals or exceeds the then current standard for the Project and comply with all building, fire and safety codes;

         (f) be carried out only during hours approved by Landlord by licensed contractors selected by Tenant and approved in writing by Landlord, who shall deliver to Landlord before commencement of the work performance and payment bonds as well as proof of workers' compensation and general liability insurance coverage, including coverage for completed operations and contractual liability, with Landlord and its agents and designees named as additional insureds, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work shall be carried out. Notwithstanding the foregoing, only subcontractors selected or designated by Landlord may be used to make connection with the Project's main electrical, plumbing or HVAC systems, except connections to circuit panels, pipes or ducts within the Premises; and

         (g) upon completion, be shown on accurate "as built" reproducible drawings in the form of reverse sepia transparencies or mylars delivered to Landlord.

15.2 Tenant Installations. Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided that no installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Landlord may require that any work that may affect structural elements or mechanical, electrical, heating, air conditioning, plumbing or other systems be performed by Landlord at Tenant's cost or by a contractor designated by Landlord.

15.3 Mechanics Liens. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, shall keep the title to the Project and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord and Landlord's agents and employees against any claim, loss, cost, demand or legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and that affects the title to the Project or any part thereof, and shall cause the same to be removed by bonding or otherwise within fifteen days, failing which Landlord may take such action as Landlord deems necessary to remove same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord. If provided by applicable law, Tenant shall cause such postings to be made and notices given as shall prevent any mechanics' lien for work done for Tenant from attaching to the Project.

ARTICLE 16 ASSIGNMENT AND SUBLETTING

16.1 Consent Required. In the event that the Tenant desires to sublease or assign the Premises to any other party, the terms and conditions of such sublease or assignment shall be communicated to the Landlord in writing not less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Landlord shall have the option, exercisable in writing to the Tenant, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole Tenant of Landlord hereunder or alternatively to recapture said space and the within Tenant shall be released from any and all obligations hereunder. In the event Landlord does not recapture the Lease as provided herein, Tenant shall not assign its interest under this Lease or sublet all or any part of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, and the consent of any mortgagee or deed of trust holder. Tenant shall not at any time pledge, hypothecate, mortgage or otherwise encumber its interest under this Lease as security for the payment of a debt or the performance of a contract. Tenant shall not permit its interest under this Lease to be transferred by operation of law. Any purported assignment or sublease made without Landlord's consent shall be void. Notwithstanding the foregoing provisions of this Section 16.1, Landlord's consent shall not be required for an assignment of this Lease or a subletting of the Leased Premises to an Affiliate of Tenant or to any entity that is acquiring all or substantially all of the assets of Tenant. As used herein, the terms "Affiliate" and "any entity that is acquiring all or substantially all of the assets of Tenant" shall mean any entity that controls, is controlled by or is under common control with Tenant, whether through the ownership of more than at least fifty percent (50%) of the stock or other equity interest of the relevant entity or the power to vote the same under the terms of a partnership or operating agreement with respect to such entity, provided such entity has a value equal to at least eighty percent (80%) of the total value of the stock of Tenant.

16.2 Change in Control of Tenant. If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of this Subsection 16.8 shall apply to transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this lease, and if Tenant is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets, (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer or (b) the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

16.3 Requests for Approval. Landlord shall be under no obligation to decide whether consent will be given or withheld unless Tenant has first provided to
Landlord: (a) the name and legal composition of the proposed assignee or subtenant and the nature of its business; (b) the use to which the proposed assignee or subtenant intends to put the Premises; (c) the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant; (d) information related to the experience, integrity and financial resources of the proposed assignee or subtenant; (e) such information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to subparagraphs
(a) through (d); (f) reimbursement for all costs incurred by Landlord, including attorneys' fees in connection with evaluating the request and preparing any related documentation, plus a $500 payment to cover its handling charges for each request for consent to any sublet or assignment done prior to its consideration of the sum; and (g) an assumption, by written instrument delivered to Landlord within ten (10) days of its execution and in the event of a sublease, an express acknowledgment in the sublease stating that sublessees rights against the Landlord shall be no greater than those of the Tenant.

16.4 Responsibility. Tenant and each assignee shall remain fully liable for performance of this Lease, notwithstanding any assignment or sublease, for the entire Lease Term. Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

16.5 Excess Proceeds. If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of all amounts received from the assignee or subtenant, specifically as consideration for the assignment or subletting, in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on an average per gross square foot basis that Tenant has leased net of commissions paid to the third parties and all other commercially reasonable expenses actually incurred and paid by Tenant, including attorneys' fees not to exceed $1,500 and amounts paid to Landlord pursuant to Section 16.3.

16.6 Limitations. Without limiting appropriate grounds for withholding consent, it shall not be unreasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in the Building or another building owned by Landlord or by an affiliate of Landlord or of any of Landlord's constituent partners or principals or if the use by the proposed assignee or subtenant would contravene this Lease or any restrictive use covenant or exclusive rights granted by Landlord or if the proposed assignee or subtenant does not intend to occupy the Premises for its own use or if the nature of the proposed assignee or subtenant is not compatible with the Project.

16.7 No Waiver. No consent shall constitute consent to any further assignment or subletting.

16.8 Transfer by Landlord. Upon a sale or other transfer of the Project (or a portion thereof containing the Premises) by Landlord, Landlord's interest in this Lease shall automatically be transferred to the transferee, the transferee shall automatically assume all of Landlord's obligations under this Lease accruing from and after the date of transfer, and the transferor shall be released of all obligations under this Lease arising after the transfer. Tenant shall upon request attorn in writing to the transferee.

16.9 Bankruptcy of Tenant. In the event that any or all of Tenant's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant's, or to Tenant's as a debtor in possession, and subsequently any or all of Tenant's interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

         Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

         Without limiting any of the provisions of this Article 16 and Article 13, if pursuant to Federal bankruptcy Code (herein the "Code") or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's annual Base Rent and additional sums due hereunder for the next succeeding twelve (12) months (which additional sums shall be reasonably estimated by landlord), which deposits shall be held by Landlord for the balance of the term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified in Article 4.

ARTICLE 17 SUBORDINATION AND ATTORNMENT

17.1 Subordination. This Lease shall, at Landlord's option, or at the option of any holder of any mortgage, or deed of trust, be subject and subordinate to any mortgage and/or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said mortgage and/or trust deed. If any mortgage or deed of trust is foreclosed (meaning, for the purposes of this Lease, judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, then:

         (a) This Lease and all of Tenant's rights hereunder shall continue;

         (b) Tenant's quiet possession shall not be disturbed if Tenant is not in Default;

         (c) Tenant will attorn to and recognize the mortgagee or trust deed holder or purchaser at foreclosure sale ("Successor Landlord") as Tenant's landlord for the remaining Term; and

         (d) The Successor Landlord shall not be bound by or have any personal liability for:

                           (i) any payment of Base Rent or Tenant's Proportionate Share of Operating Costs for more than one month in advance, or any Security Deposit, if any specified in the Lease, except to the extent received by said Successor Landlord.

                           (ii) any amendment, modification, or ending of this Lease without Successor Landlord's consent after the Successor Landlord's name is given to Tenant unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent, and

                           (iii)    any act or omission of a prior Landlord.

The provisions of this Section 17.1 are self-operating. However, Tenant shall promptly execute and deliver any documents needed to confirm this arrangement. Landlord agrees to make a reasonable effort to obtain, for the benefit of Tenant, a nondisturbance agreement from the holder of Landlord's present mortgage or deed of trust, and any future mortgagee or deed of trust holder; however any charges assessed by the holders of such mortgages in connection with the obtaining of the aforesaid nondisturbance agreement shall be paid by Tenant.

17.2 Lender Protection. Upon a transfer in connection with foreclosure or trustee's sale proceedings or in connection with a default under an encumbrance, whether by deed to the holder of the encumbrance in lieu of foreclosure or otherwise, Tenant, if requested, shall in writing attorn to the transferee, but the transferee shall not be:

         (a) subject to any offsets or defenses which Tenant might have against Landlord; or

         (b) bound by any prepayment by Tenant of more than one month's installment of rent; or

         (c) subject to any liability or obligation of Landlord except those arising after the transfer.

17.3 Documentation. The subordination provisions of this Article shall be self-operating and no further instrument shall be necessary. Nevertheless Tenant, on request, shall execute and deliver any and all instruments further evidencing such subordination.

17.4 Other Transactions. Landlord may at any time and from time to time grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitude's or other matters affecting the Project without notice to or consent by Tenant.

ARTICLE 18 ESTOPPEL CERTIFICATES

Tenant shall at any time within ten business days after written request from Landlord execute, acknowledge and deliver to Landlord a statement in writing:
(a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (b) confirming the commencement and expiration dates of the term; (c) confirming the amount of the security deposit held by Landlord (if any); (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (e) confirming such other matters as to which Landlord may reasonably request confirmation. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises or the Project. If Landlord desires to finance or refinance the Project, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statement shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

ARTICLE 19 QUIET ENJOYMENT

If Tenant pays the rent and observes and performs the terms, covenants and conditions contained in this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord, or any other person lawfully claiming by, through or under Landlord unless otherwise permitted by the terms of this Lease. Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on Landlord under this Lease and the entry upon the Premises for or in connection with such purposes shall not be deemed to be a constructive or actual eviction of the Tenant and shall not be considered to be a breach of Landlord's covenant of quiet enjoyment.

ARTICLE 20 SURRENDER AND HOLDOVER

20.1 Surrender. All improvements made by Tenant to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord upon installation. Not later than the last day of the term, Tenant shall, at Tenant's expense, remove all Tenant's personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures, cabinetwork, movable paneling partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the term of this Lease, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Tenant, Tenant's agents, servants, visitors or licensees excepted. All other property of Tenant remaining on the Premises after the last day of the term of this Lease shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense.

20.2 Holdover. If Tenant holds over without Landlord's consent, Tenant shall, at Landlord's election, be a tenant at will or a tenant from month-to-month. In either case rent shall be payable monthly in advance at a rate equal to one and one-half times the rate in effect immediately before the holdover began. A holdover month-to-month tenancy may be terminated by either party as of the first day of a calendar month upon at least ten days' prior notice. A holdover tenancy at will is terminable at any time by either party without notice, regardless of whether rent has been paid in advance. Upon a termination under this Section, unearned rent shall be refunded following the surrender of possession provided Tenant is not otherwise in breach of this Lease.

ARTICLE 21 BREACH, DEFAULT, AND REMEDIES

21.1 Default. The following shall constitute "Events of Default":

         (a) Tenant's failure to pay rent or any other amount due under this Lease within five days after notice of nonpayment; or

         (b) Tenant's failure to execute, acknowledge and return a subordination agreement under Article 17 or an estoppel certificate under Article 18 within ten business days after request; or

         (c) Tenant's failure to perform any other obligation under this Lease within fifteen days after notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within fifteen days, no Event of Default shall be deemed to have occurred by reason of the breach if cure is commenced promptly and diligently pursued to completion within a period not longer than ninety days; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances; or

         (d) Either (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant; or (ii) a general assignment by Tenant for the benefit of creditors; or (iii) any action taken or suffered by Tenant under any insolvency or bankruptcy act.

21.2 Remedies. Upon the occurrence of an Event of Default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

         (a) Terminate Tenant's right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

         (b) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease Term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting discounted at a rate not more than six percent (6%) per annum.

         (c) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the lesser of 10% per annum or the highest lawful rate.

         (d) Enforce the statutory Landlord's lien on Tenant's property.

         (e) Recover all costs, expenses and attorneys' fees incurred by Landlord in connection with enforcing this Lease, recovering possession, reletting the Premises or collecting amounts owed, including, without limitation, costs of alterations, brokerage commissions, and other costs incurred in connection with any reletting.

         (f) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus 10% for special handling, supervision, and overhead.

         (g) Pursue other remedies available at law or in equity.

21.3 Subtenancies. Upon a termination of Tenant's right to possession, whether or not this Lease is terminated: (a) subtenancies and other rights of persons claiming under or through Tenant shall be terminated or (b) Tenant's interest in such subleases or other arrangements shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

ARTICLE 22 LANDLORD LIABILITY

Notwithstanding anything to the contrary in this Lease, neither Landlord nor Landlord's directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees, representatives, successors or assigns (collectively, "Landlord's Affiliates") shall be personally responsible or liable for any representation, warranty, covenant, undertaking or agreement contained in the Lease, and the sole right and remedy of the Tenant or any subsequent sublessee or assignee shall be against Landlord's interest in the Project, such exculpation of liability to be absolute and without any exceptions whatsoever. Neither Tenant nor any subsequent sublessor or assignee shall seek to obtain any judgment imposing personal liability against Landlord, Landlord's Affiliates, or their successors or assigns nor execute upon any judgment or place any lien against any property other than Landlord's interest in the Project. A deficit capital account of any portion in Landlord shall not be deemed an asset or property of Landlord. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

ARTICLE 23 NOTICES

Any notice from one party to the other shall be in writing and shall be deemed duly served: (a) if mailed by registered or certified mail addressed to Tenant at Tenant's notice address set forth in Section 1.14 or (b) if mailed by registered or certified mail to Landlord at the address set forth in Section
1.15 or such other address as Landlord may designate. Any notice to Tenant prior to Tenant's taking possession of the Premises, however, shall instead be sent to the address set forth in Section 1.14. Any notice shall be deemed to have been given when mailed.

ARTICLE 24 BROKERAGE

Tenant warrants and represents that no broker or other person is entitled to claim a commission, broker's fee or other compensation in connection with this Lease by reason of having dealt with Tenant or its parent company except: (i) brokers or other persons that Landlord may have retained or employed directly, and (ii) brokers whom Tenant has previously specifically designated in writing to Landlord as Tenant's representative as listed in Section 1.16. Tenant shall defend, indemnify and hold Landlord harmless from all claims or liabilities arising from any breach of the foregoing representation and warranty.

ARTICLE 25 RELOCATION [Intentionally Omitted]

ARTICLE 26 GENERAL

26.1 Severability. If any term, covenant or condition of this Lease, or the application thereof, is to any extent held or rendered invalid, it shall be and is hereby deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Lease or any part thereof.

26.2 No Waiver. The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing by Landlord.

26.3 Effect of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly payment of rent herein stipulated is deemed to be other than on account of the earliest stipulated rent, nor is any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an acknowledgment of full payment or accord and satisfaction, and Landlord may accept and cash any check or payment without prejudice to Landlord's right to recover the balance of the rent due and pursue any other remedy provided in this Lease.

26.4 Delay. If either party is delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reasons of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not that is beyond the control of the party affected, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay.

26.5 No Offer. The submission of this Lease for examination does not constitute a reservation of an option to lease the Premises, and this Lease becomes effective as a lease only upon its execution and delivery by Landlord and Tenant.

26.6 Successors. All rights and liabilities under this Lease extend to and bind the successors and assigns of Landlord and permitted successors and assigns of Tenant. Except as otherwise provided herein, no rights, however, shall inure to the benefit of any transferee of the Tenant unless the transfer has been consented to by the Landlord in writing as provided in Section 16.1. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease.

26.7 Integration. This Lease and the Exhibits hereto attached, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them. No alteration, amendment or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by Tenant and Landlord.

26.8 WAIVER OF JURY TRIAL. IN ANY LITIGATION BETWEEN LANDLORD AND TENANT, THE MATTER SHALL BE DECIDED BY A JUDGE SITTING WITHOUT A JURY, AND TENANT ACCORDINGLY WAIVES ITS RIGHT TO A JURY TRIAL.

26.9 Governing Law. This Lease shall be construed in accordance with and governed by the laws of the State of Arizona.

26.10 Deadlines Enforceable. Time is of the essence of this Lease and of every part hereof.

26.11 Counterparts. This Lease may be executed in counterparts, which together shall constitute a single instrument.

26.12 Rules of Construction/Applicable Law. Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

26.13 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated monthly Base Rent and additional rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for monthly Base Rent or additional rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such monthly Base Rent and additional rent or pursue any other remedy provided herein by law.

26.14 Mortgagee's Notice and Opportunity to Cure. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by registered or certified mail, a copy of any Notice of Default served upon the Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

26.15 Lease Condition. This Lease is expressly conditioned upon Landlord receiving the consent and approval of Landlord's mortgagee to its terms and provisions not later than twenty (20) days after its execution and delivery by both parties. Should said consent not be received within the aforesaid time period, Landlord may, at Landlord's sole option, cancel this Lease and return any Base Rent and/or security to Tenant which Tenant has deposited with Landlord upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease.

26.16 Landlord's Reserved Right. Landlord and Tenant acknowledge that the Premises are in the Building which is not open to the general public. Access to the Building is restricted to Landlord, Tenant, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Tenant or any other tenant, Landlord reserves the right unilaterally to alter tenant's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location provided none of the foregoing shall materially affect Tenant's use of the Premises.

26.17 Corporate Authority. If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

26.18 Government Requirements. In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Landlord and Tenant shall be bound thereby without any adjustment in Base Rent or other sums due herein. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Tenant shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

26.19 Tenant Improvement Allowance. Provided Tenant is not then in default of this Lease, on or before the Commencement Date, Landlord will pay to Tenant a Tenant Improvement Allowance in the amount of $206,640.

26.20 Renewal Options. Tenant is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

         (1) At the time of the exercise of each option to renew and at the time of the said renewal, the Tenant shall not be in Default and shall be in possession of the Premises pursuant to this Lease.

         (2) Notice of the exercise of the first option shall be sent to the Landlord in writing at least twelve (12) months before the expiration of the Term of this Lease, and notice of the exercise of the second option shall be sent to the Landlord in writing at least twelve (12) months before the expiration of the first renewal option, TIME HEREBY BEING MADE OF THE ESSENCE.

         (3) The renewal terms shall be for the term of five (5) years each, the first renewal term to commence at the expiration of the Term of this Lease, and the second renewal term to commence at the expiration of the first renewal term, and all of the terms and conditions of this Lease, other than the Base Rent, shall apply during any such renewal term.

         (4) The Base Rent to be paid during the first renewal term shall not be less than that paid for the Premises during the last year of the original Term of the Lease (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions); and the Base Rent to be paid during the second renewal term shall be not less than that paid for the Premises during the last year of the first renewal term (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions). However, if ninety-five (95%) percent of the fair rental value per square foot at the commencement of either renewal term shall exceed the rent as established in the preceding sentence, the Tenant shall pay ninety-five (95%) percent of such fair rental value. In determining the fair rental value, the Landlord shall notify Tenant of the fair rental value as established by Landlord. Should Tenant dispute Landlord's determination, then the Tenant shall be free to, at the Tenant's sole cost and expense, employ the services of an appraiser familiar with buildings similar to the Building and located within the Scottsdale, Arizona area comparable to the Building, who shall be a member of The Appraisal Institute ("MAI") and who shall render an appraisal. If the Landlord and the Tenant's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Phoenix, Arizona to appoint such independent appraiser who shall be a member of MAI familiar with buildings in the area of the Building and in such event the judgment of the independent appraiser shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Tenant shall pay Landlord as of commencement of either renewal term, the Rent as established by Landlord, subject to retroactive adjustment upon final determination of this issue. Fair rental value shall be determined by the arbitrators on the basis of what a willing landlord is prepared to give and accept from a willing tenant and what a willing tenant is prepared to pay and obtain from a willing landlord, assuming (i) the use of the Premises as offices,
(ii) that the Premises is free and clear of all leases and tenancies (including this Lease), and (iii) that the Premises is available in the then rental market for comparable first-class office buildings in Scottsdale, Arizona; and shall take into account all relevant factors including but not limited to:

         (a) whether Landlord is or is not obligated to pay a brokerage commission with respect to the renewal term;

         (b) the fact that Landlord will not suffer a vacancy for the time under then existing market conditions that the Premises would have remained unleased;

         (c) the fact that Landlord will not have to provide a work letter or work allowance comparable to the work letter or work allowance then being offered by landlords of first-class office buildings to tenants entering into new leases in Scottsdale, Arizona;

         (d) the fact that Landlord will not have to provide the other concessions and allowances, if any, then being offered by landlords of first-class office buildings to tenants entering into new leases of premises that are the same size of the Premises in Scottsdale, Arizona;

         (e) the fact that there will be no option to renew;

         (f) the fact that Tenant will be taking the Premises "as is" in its then existing condition and state of repair; and

         (g) the creditworthiness of the Tenant.

26.21 Business Days. As used herein, the term "business days" shall mean all the days of each Lease Year and any extension or renewal thereof, except Saturdays, Sundays and the holidays listed in Section 1.12.

26.22 Invitees. As used herein, the term "invitees" when referring to invitees of Tenant shall not include members of the general public with whom Tenant does not do business with.

26.23 Waiver of Statutory Liens. Without limiting any other rights or remedies available at law or equity or otherwise set forth herein, Landlord hereby waives any and all rights to enforce any statutory or common law landlord's lien with respect to Tenant's property.

26.24 Attorneys' Fees. In the event either party breaches its obligations under this Lease, then in addition to all other rights and remedies, the prevailing party shall be entitled to recover from the breaching party its reasonable costs and attorneys' fees in successfully enforcing the provisions of this Lease.

                                     TENANT:

                                     PCS HEALTH SYSTEMS, INC., a Delaware,
                                     a wholly owned subsidiary of Eli Lilly
                                     and Company

                                     By: /s/ [ILLEGIBLE]
                                         ------------------------------------
                                     Its: President & CEO PCS Health Systems
                                          -----------------------------------


                                     LANDLORD:


                                     9060 EAST VIA LINDA CO. LTD. LIMITED
                                     PARTNERSHIP, an Arizona Limited Partnership


                                     By: /s/ [ILLEGIBLE]
                                         ------------------------------------
                                     Its: General Partner
                                          -----------------------------------

                              EXHIBIT A - PREMISES


                                     [MAP]

                            EXHIBIT A-1 - FLOOR PLAN

                                  [FLOOR PLAN]

                              EXHIBIT B - PROJECT

                                     [MAP]

                                    EXHIBIT C

                           PROJECT RULES & REGULATIONS

1. Sidewalks, doorways, vestibules, hall, stairways, elevator lobbies and other similar areas in the common areas of the Building shall not be used for the storage of materials or disposal of trash, be obstructed by tenants or Landlord, or be used by tenants or Landlord for any purpose other than entrance to and exit from the tenant's leased areas and the Building and for going from one part of the Building to another part of the Building and/or Complex.

2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures proven to result from misuse by a tenant, shall be the liability of said tenant.

3. Signs, advertisements, graphics or notices visible in or from public corridors, any common area or public areas of the Building or from outside the Building shall be subject to Landlord's (or Landlord's property manager's) prior written approval. No part of the Complex may be defaced by Tenants.

4. Significant movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord (or Landlord's property manager) shall reasonably designate. Landlord. Landlord (or Landlord's property manager) will determine the method and routing of the movement of said items so as to ensure the safety of all persons and property concerned and Tenant shall be responsible for all costs and expenses associated therewith. Advance written notice of intent to move such items must be made to the Landlord (or Landlord's property manager) at least twenty-four (24) hours before the time of such move. For non-significant movement in or out of the Building of portable items that do not require use of dollies or other moving equipment, notices to Landlord (or Landlord's property manager) shall not be required.

5. All deliveries (including messenger deliveries but excluding deliveries of small hand carried parcels) to a tenant's leased premises shall be made through the freight elevators or dock area. Passenger elevators are to be used only for the movement of persons. Delivery vehicles shall be permitted only in such areas as are designated by Landlord, from time to time, for deliveries to the Building. Absolutely no carts or dollies are allowed through the main entrances of the Building or no passenger elevators without the prior written consent of Landlord (or Landlord's property manager). Tenants may obtain the prior written consent of Landlord (or Landlord's property manager) for any exception to the provisions of this Paragraph 5.

6. Landlord (or Landlord's property manager) shall have the authority to approve the proposed weight and locations of any safes and heavy furniture and equipment, which shall in all cases stand on supporting devices approved by Landlord in order to distribute the weight.

7. Corridor doors which lead to common areas of the Building (other than doors opening into the elevator lobby on floors leased entirely to a tenant) shall be kept closed at all times.

8. Each tenant shall cooperate with Landlord (or Landlord's property manager) in keeping its leased area neat and clean.

9. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

10. No birds, fish or other animals shall be brought into or kept in, on or about the Building (except for Seeing Eye dogs).

11. Each tenant will comply with all security procedures necessary both during business hours and after hours and on weekends. Landlord will provide each tenant with prior notice of such security procedures and any changes thereto promptly.

12. No flammable or explosive fluids or materials shall be kept used within the Building except in areas approved by Landlord, and each tenant shall comply with all applicable building and fire codes relating thereto.

13. Tenants may not make any modifications, alterations, additions, or repairs to their leased premises and may not install any furniture, fixture or equipment in their leased premises that is in violation of any applicable building and/or fire code governing their lease premises or the Project. The tenant must obtain prior approval from Landlord (or Landlord's property manager), upon completion, except as otherwise permitted in the tenant's lease. Such alterations include, but are not limited to, any communication equipment and associated wiring that must meet fire code. The contractor conducting the modifications and additions must be a licensed contractor, is subject to all rules and regulations of Landlord (and Landlord's property manager) while performing work in the Building and must obtain all necessary permits and approvals prior to commencing the modifications and additions.

14. All locks for doors in each tenant's leased areas shall be Building Standard except as otherwise permitted by Landlord and no tenant shall place any additional lock or locks on any door in its leased area without Landlord (or Landlord's property manager) written consent except as otherwise permitted in such tenant's lease. All requests for duplicate keys shall be made to Landlord (or Landlord's property manager).

15. No tenant shall interfere in any way with other tenants' (or their visitors') quiet enjoyment of their leased premises.

16. Landlord (or Landlord's property manager) will not be liable or responsible for lost or stolen money, jewelry or other personal property from any tenant's leased area or public areas of the Building or Project.

17. No machinery of any kind other than normal office equipment and restaurant equipment shall be operated by any tenant in its leased area without the prior written consent of Landlord (or Landlord's property manager).

18. Canvassing, peddling, soliciting and distribution of hand bills in the Building (except for activities within a tenant's leased premises that involve only such tenant's employees) is prohibited. Each tenant is requested to notify Landlord (or Landlord's property manager) if such activities occur.

19. All Tenants contractor's shall notify Landlord (or Landlord's property manager) prior to the performance of any of the following:

     A. Access to Building mechanical, telephone or electrical rooms (e.g., Southwestern Bell Telephone employees).

     B. After-hours freight elevator use.

     C. After-hours building access by tenant's contractors. Please note the tenant will be responsible for contacting Landlord's property manager in advance for clearance of such tenant contractors.

     All tenants will refer all contractors, contractors' representatives and installation technicians tendering any service to them to Landlord for Landlord's supervisions, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building (other than work under contract for installation or maintenance of security equipment or banking equipment), including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

20. Smoking is not permitted in the restroom, stairwells, elevators, public lobbies or public corridors, and in accordance with any governmental regulations or ordinances.

21. Each tenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Landlord (or Landlord's property manager) may cause such trash to be removed at the tenant's sole cost and expense plus a reasonable additional charge to be determined by Landlord to cover Landlord's administrative costs in connection with such removal.

22. Tenants may not install, leave or store equipment, supplies, furniture or trash in the common areas of the Building (i.e. Outside their leased premises).

23. Each tenant shall provide Landlord's property manager with names and telephones numbers of individuals who should be contacted in an emergency.

24. Tenants shall comply with the Building life safety program established by Landlord (or Landlord's property manager), including without limitation fire drills, training programs and fire warden staffing procedures, and shall exercise all reasonable efforts to cause all tenant employees, invitees and guests to comply with such program.

25. Should a tenant require telegraphic, telephonic, enunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall approve.

26. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

27. No portion of any tenant's leased area shall at any time be used or occupied as sleeping or lodging quarters, nor shall personnel occupancy loads exceed limits reasonably established by Landlord for the Building.

                                    Exhibit D

                            JANITORIAL SPECIFICATIONS


OFFICE AREAS:

Daily:

1. Dust mop all floors not carpeted or vacuum all carpeted areas, including under and around all furniture, being careful not to damage walls when replacing furniture or vacuuming. (All vacuums to have rubber protection.)

2.   Spot clean carpets.

3.   Empty and wipe clean all ash trays and urns.

4.   Empty and wipe clean all waste receptacles or provide clean plastic bag.

5. Gather all waste and remove to designated trash area, being careful not to allow spillage. (Spillage, if it should occur, is to be remedied immediately.)

6. Dust all furniture, including chair rungs and exposed horizontal ledges 6 feet or less from floors.

7.   Dust all wood, formica, etc. on desk tops including tables, credenzas, etc.

8.   Wipe clean exposed areas of all glass furniture tops.

9. Spot clean all finger traffic around door frames, light switches, doors, walls, picture glass, baseboards removing heel marks.

10.  Lock all lock sets and secure each area after it has been cleaned.

11.  Spot mop all tile/marble areas removing spots and/or stains.

12.  Dust phones, machines, etc.

13. Clean and polish drinking fountains, removing all water residue from top, mouthpiece and sides. Spot clean adjacent walls due to water splash.

14.  Mop all tiled and marble floor areas.

Exhibit D Continued

15.  Wipe clean with properly treated cloth handrails on stairwells.

Weekly:

1.   Clean and refill sand urns. (Sand material supplied by contractor.)

3.   Shampoo carpet in elevator cabs.

4. Spray buff all ceramic tile floors using manufacturer's recommended materials and method.

5.   Spot mop all stairwell areas.

6.   Shampoo walk-off mats.

7.   Clean all entrance glass doors, door frames, handles and sidelights.

8. Wipe clean with properly treated cloth: elevator doors and walls, including all edges and control panels. Wipe clean hoistway door, phone box and saddle.

Monthly:

1. Pick up and dust, then vacuum or dust mop under all desk pads not secured in place.

2.   Totally clean all picture frames and glass.

3. In elevator cabs: wipe clean light diffusers with treated cloth according to manufacturers instructions.

4.   Dust window sills and frames.

5. Clean all interior glass partitions, sidelights, and glass demising walls, doors and frames.

6.   Edge all carpeting and wipe clean baseboards.

Exhibit D Continued

Twice Monthly:

1.   Dust high partition ledges above six feet.

2.   Vacuum clean all upholstered furniture.

Quarterly:

1. Vacuum and wipe clean all air conditioned vents, including air returns and adjacent ceiling tile and grid.

2. Strip, refinish, and machine polish all marble floors using manufacturer's recommended materials and methods making sure to remove wax build-up, especially near base and in corners.

Annually:

1.   Oil or wax polish all exposed wood.

2.   Clean outside of all recessed light fixtures.

3. Wipe clean with treated cloth all light fixtures and diffusers inside and outside according to manufacturers instructions.

4. Wipe clean with treated cloth all vertical and horizontal surfaces including doors, frames and base.

RESTROOMS:

Daily:

1. Sweep and wet mop restroom floor with germicidal detergent, including baseboard.

2. Clean all surfaces of basins, bowls, toilet seats, and urinals with germicidal detergent, wiping excess liquid off of same and adjacent walls, fixtures and partitions.

Exhibit D Continued

3. Clean and empty restroom dispensers and refill with supplies to be furnished by contractor making sure that there is no soap residue at spout of dispenser. Remove wrapper from toilet paper.

4. Wash and polish mirror, basin shelves, bright work, making sure there is no residue build-up anywhere on bright work.

5.   Dust all partitions and ledges.

6. Spot clean restroom walls and partitions including ceramic tile, removing streaks, smudges, and graffiti.

7.   Empty and clean all ashtrays removing any cigarette stain.

8. Waste receptacles to be emptied - liners to be replaced (provided by contractor).

Weekly:

1.   Wipe clean all ceiling vents.

2.   Fill floor drains with water.

Monthly:

1. Restrooms with ceramic tile: Strip, refinish, and machine polish floor area making sure to prevent/remove any discoloration of grout.

2. Scrub all ceramic tile walls and base, making sure to clean tile and grout and prevent/remove any discoloration of grout.

3. Completely wash partitions (removing graffiti) including doors, hinges, and partition seams.

Semi-Annually:

1. Wash light fixtures and diffusers using manufacturer's recommended materials and instructions.

Exhibit D Continued

CARPET SHAMPOOING:

Contractor will maintain ability to provide carpet shampooing on request from Manager at a specified rate per square foot.

Note: Cleaning operation shall commence as agreed with Manager and shall be completed prior to 6:00 a.m.

SUPPLIES:

Contractor will not use Tenant's/Manager's supplies for cleaning.

GENERAL:

Contractor and contractor employees are not permitted to smoke, eat, read, use telephones, radios, television sets, or business machines in any work area. Cleaning carts, vacuums, and floor machines will be equipped with protective guards to prevent marring of doors, walls, baseboards, etc. Keys will not be left in doors. No keys will be duplicated or removed from the property unless authorized in writing by Manager. No employee will unlock doors for tenants or visitors. All equipment, tools, and machines are to be maintained in the best operating condition possible. Items for attention, such as unlocked doors, suspicious persons, etc., will be reported to Security immediately.

Exhibit D Continued

GLASS:

Daily:

1.   Clean interior and exterior of sidelight glass located along corridors.

2. Entryway glass (interior and exterior) and all interior glass (except windows) to be spot cleaned.

Monthly:

1. Entryway glass (interior and exterior) and all interior glass (except windows) to be washed thoroughly.

Quarterly:

1.   All interior glass, including windows, to be washed thoroughly.

Semi-Annually:

1. All exterior glass cleaning to be performed by Janitorial company or other contractor.

OUTSIDE AREAS:

Daily:

1.   Sweep front entrance way and steps.

JANITOR CLOSETS AND CLEANING CARTS:

Contractor will maintain janitor closets and the cleaning carts in clean and orderly manner at all times.

DUSTING:

All dusting will be accomplished by properly treated dusting cloths. No feather dusters will be allowed.